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                                                                Exhibit 10.11



                               BIOMEDICINES, INC.
                           909 Marina Village Parkway
                            Alameda, California 94501



August 14, 1997

S. Mark Moran, M.D.
55 Orinda View Road
Orinda, CA 94563

Re: Employment Agreement

Dear Mark:

         BioMedicines, Inc. proposes to enter into the following employment agreement ("Agreement") with you.

         I have incorporated the terms we have discussed regarding your employment into this agreement and the proposed terms and conditions are set forth below. If the terms of the Agreement are satisfactory, please indicate your acceptance of the Agreement by executing this letter and returning it to me.

         1. DEFINITIONS. The terms defined in this section shall have the meanings set forth below for purposes of this Agreement.

            a. "Board of Directors" shall mean the Board of BioMedicines, Inc.

            b. "BioMedicines" or "Company" shall mean BioMedicines, Inc.

            c. "Employee" shall refer to you, S. Mark Moran, M.D.

            d. "Without Cause" shall mean that the Company has without "Cause," as defined below, and without the Employee's written consent:

               (1)  terminated the Employee's services with the Company;

               (2) materially reduced the Employee's duties, responsibilities and status with the Company;

               (3) reduced the Employee's base salary by more than five percent (except pursuant to Company mandated pay cuts or pay reductions which are uniformly applied to the Company's management, if and only if the Company employs at least three (3) senior managers at that time (in such event, "Management")); or

               (4)  materially reduced the benefits provided to Employee;

               (5) required that the Employee be based at a location more than 30 miles from Orinda, California.

            e. "Cause" shall mean one of the following:

               (1) Employee's repeated failure or refusal to perform his duties and responsibilities set forth herein;

               (2) conviction of any felony or crime involving moral turpitude, fraud or misrepresentation;

               (3) any willful or intentional act having the effect of substantially and materially injuring the reputation, business or business relationships of the Company; and

               (4) any material breach of any of the provisions of this Agreement if such breach is not cured within 10 days after written notice thereof to Employee.

            f. "Change of Control" solely for purposes of this Agreement shall mean any transaction or series of related transactions in which (i) substantially all of the assets of the Company are sold; or (ii) any merger, reorganization or acquisition in which the stockholders of the Company immediately prior to such transaction or series of related transactions hold less than 50.1% of the equity securities of the surviving entity (or any parent thereof) immediately after such transaction.

         2. DUTIES AND OBLIGATIONS.

            a. The Employee shall serve as the Company's President and Chief Executive Officer, which title was approved by unanimous written consent of the Company's Board of Directors (the "Board") on August 13, 1997. Employee's duties shall include overseeing all corporate functions and directing the organization to ensure the attainment of the goals and objectives set forth from time to time by the Board of Directors.

            b. Employee agrees to abide by the terms and conditions of the Company's standard Proprietary Information and Inventions Agreement between Employee and the Company. Employee further agrees that at all times both during his employment by the Company and after his Termination (hereinafter as defined in Section 6(a)), he will keep in confidence and trust, and will not use or disclose, except as directed by the Company, any confidential or proprietary information of the Company.

            c. Employee represents that he has not entered into, and agrees not to enter into, any agreement in conflict with the terms of this Agreement or his employment with the Company.

                                       2.

         3. DEVOTION OF TIME TO THE COMPANY'S BUSINESS.

            a. Employee shall devote substantially all of his business time, attention, knowledge, skills and interests to the business of the Company and the Company shall be appropriately entitled to the benefits and profits arising from such work or services of Employee.

            b. During the term of this Agreement, Employee shall not, directly or indirectly, engage or participate in any business that is in competition with the business of the Company. The parties acknowledge that the purchase and/or sale by Employee of securities of any public or private company shall not constitute a violation of this covenant.

         4. COMPENSATION AND BENEFITS.

            a. BASE COMPENSATION. Beginning August 1, 1997, the Company shall pay to Employee an annual salary of two hundred thousand dollars ($200,000), less all applicable withholdings, prorated for any partial employment period and payable in equal monthly installments in accordance with the Company's payroll schedule. The Compensation Committee of the Board shall annually review the then-current level of Employee's salary to determine the amount, if any, of salary change, provided that the foregoing shall not serve to exempt Employee from any Company-mandated pay cuts or pay reductions which are uniformly applied to the Company's Management (as defined above). Any pay increase or pay cut will be effective as of the effective time determined by the Board and the Board shall advise Employee of such adjustment, if any.

            b. BONUS. The Employee will be eligible to receive a cash bonus in addition to the Employee's Current base salary. The Compensation Committee of the Board shall annually review the contributions of the Employee to the Company and determine the appropriate bonus, if any, to which the Employee shall be entitled.

            c. BENEFITS. At the time of this Agreement or for such time as otherwise provided in this Agreement, Employee shall be entitled to family health insurance and short- and long-term disability insurance and shall also be entitled to participate in benefits in the Company's benefit program as in effect from time to time, which may include (without limitation): dental insurance, group term life insurance, vacation pay, sick pay and 401(k) plan. Employee will accrue vacation time during the term of this Agreement at a rate equal to three weeks per annum. The vacation may be taken at times agreed upon by Employee and the Company, and unused vacation for any annual period shall carry over to the next two (2) subsequent years until used, but shall not carry over more than two (2) years. During that vacation, Employee will receive Employee's usual compensation.

            d. STOCK OPTIONS. Upon entering this Agreement, the Employee shall be granted and receive non-qualified stock options (the "Options") to purchase an aggregate of Five Hundred Thousand (500,000) shares of the Company's Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the outstanding shares of capital stock of the Company), which Options shall have an exercise price of $0.10 per share. The Options shall expire on August 13, 2005. The Options shall vest in six tranches upon the achievement of certain milestones as set forth in the Vesting Schedule

                                       3.

contained in clauses (i)-(vi) below. Any Options which vest on or after August 13, 2001 shall be immediately exercisable at the time of vesting. With respect to milestones achieved, and Options which vest, prior to August 13, 2001, only a certain portion of the number of the Options indicated in the vesting schedule to be so vested upon the achievement of such milestone shall be immediately exercisable, as follows: upon the achievement prior to August 13, 2001 of any of the milestones set forth below (the date of each such achievement is referred to herein as a "Pre-2001 Achievement Date"), the percentage ("P") of the Options which are indicated to be so vested upon such milestone achievement which shall be immediately exercisable on the Pre-2001 Achievement Date shall be determined in accordance with the following formula:

                         P = 20 + ((Months Passed) * 80)
                         -------------------------------
                                       48

For purposes of this formula, "Months Passed" means the number of full monthly periods which have elapsed between August 1, 1997 and the Pre-2001 Achievement Date.

         The balance of the Options which have vested but which have not yet become immediately exercisable shall become immediately exercisable in monthly pro-rata installments, commencing 30 days following the Pre-2001 Achievement Date and ending on August 13, 2001 until the Employee's termination of employment with the Company for any reason or no reason. Upon such termination, all options which are not vested and have not become immediately exercisable pursuant to the terms hereof (whether pursuant to this paragraph or the last paragraph of this Section 5) shall terminate in their entirety, subject to the acceleration provisions of Section 8(a) hereof.

                    VESTING SCHEDULE

               (i) Options shall vest as to 20,000 shares upon the execution and delivery by the Company (or any corporate partner of the Company) of a definitive licensing agreement covering any product developed by the Company or any corporate partner of the Company (a "Product"), irregardless of whether such agreement is made with a United States party;

              (ii) Options shall vest as to 20,000 shares upon FDA approval of IND with respect to any Product;

             (iii) Options shall vest as to 50,000 shares upon the successful completion of a Phase I study conducted in the United States with respect to any Product;

              (iv) Options shall vest as to 125,000 shares upon the successful completion of a Phase II study conducted in the United States with respect to any Product;

               (v) Options shall vest as to 150,000 shares upon the successful completion of a Phase III study conducted in the United States with respect to any Product; and

                                       4.

              (vi) Options shall vest as to 135,000 shares upon the successful completion of NDA approval of any Product.

         The share numbers contained in the vesting schedule set forth above shall be appropriately adjusted in the event of any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the outstanding shares of capital stock of the Company.

         As used in clauses (iii)-(vi) of the Vesting Schedule, the term "successful" shall mean the achievement of clinical results with respect to a Product such that the Board of Directors approves a plan for a Product to move into the next phase level of clinical testing for the indication in the United States. Upon the in-licensing of any Product, Options shall vest in proportion to the stage of development of the Product at the time of inlicensing in accordance with the above vesting schedule.

         In the event that any of the milestones set forth above (other than the execution of a licensing agreement reflected in (i) above) shall be achieved outside of the United States, the vesting schedule set forth above with respect to each milestone shall apply with following modification (and subject to the exercisability principles set forth in the introduction to the vesting schedule): 60% of the number of Options allocated for vesting upon the achievement of the relevant milestone shall vest upon such achievement. In the event the corresponding milestone is subsequently achieved in the United States, the remaining 40% of such Options shall vest at that time.

         In the event of the death of Employee or a Change in Control, all vested Options which have not yet become immediately exercisable pursuant to the formula above shall become immediately exercisable and shall remain exercisable for a period of twelve (12) months thereafter. In addition, in the event of the Termination (as defined in Section 8) of Employee Without Cause, the exercisability of vested options shall accelerate as provided in Section 8.

         5. REIMBURSEMENT OF EXPENSES. As of the date hereof, and during the term of this Agreement, the Company realizes that the Employee, in performing Employee's duties hereunder, may be required to spend sums of money in connection with those duties on behalf of or for the benefit of the Company including, without limitation, in connection with the establishment of a home office. Employee may present to the Company, on a weekly basis, an itemized voucher listing all sums of money reasonably paid or expenses reasonably incurred by Employee in the performance of Employee's duties on behalf of or for the benefit of the Company, and on presentation of that itemized voucher and appropriate receipts for such expenses the Company will reimburse Employee or pay the expense incurred in conformity with the Company policy for all such reasonable expenses including, but not limited to, a home office, telecommunications, travel, meals, lodging, entertainment and promotion. The Company agrees and acknowledges that Employee shall be reimbursed for up to $38,000 of expenses incurred by Employee on behalf of and for the benefit of the Company prior to the date of this Agreement, which expenses have been paid by Employee.

                                       5.

         6. PURCHASE OPTION.

            a. The parties acknowledge that the Employee is the owner of 1,000,000 shares of the common stock of the Company (the "Stock"). The Employee agrees that, in the event the Employee ceases to be continuously employed by the Company, or a parent or subsidiary of the Company, for any reason, with or Without Cause, the Company shall have an option (the "Purchase Option") to repurchase from the Employee up to 80% of the shares of Stock now owned by the Employee (800,000 shares), as more fully described below. The number of shares of Stock subject to the Purchase Option shall decrease from month to month during the term of this Agreement as set forth below in subsection (b) of this
Section 6. For the purposes of this Section 6, Employee's "continuous employment" shall cease when Employee ceases to be actively employed by the Company or a parent or subsidiary of the Company. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of Employee's active employment unless such leave is authorized by the Company in writing and Employee returns to work within the time specified in such authorization or in any amendment thereto. The date when continuous employment ceases is hereinafter referred to as the Termination Date.

            b. For so long as the Employee remains continuously employed by the Company, and subject to the provisions of Section 8 herein, the Purchase Option shall lapse and no longer be exercisable in monthly allotments, as equal in amount as is possible, over a period of forty-eight (48) months. Accordingly, for so long as the Employee remains continuously employed by the Company and subject to the provisions of Section 8 herein, (i) the Purchase Option shall lapse and no longer be exercisable as to 16,667 shares of Stock (as adjusted for any stock splits, combinations, recapitalizations and the like with respect to the outstanding shares of capital stock of the Company) on the first day of each month commencing September 1, 1997 and continuing thereafter through August 1, 2001, and (ii) the Purchase Option shall lapse and no longer be exercisable as to the final 16,651 shares of Stock (as adjusted for any stock splits, combinations, recapitalizations and the like with respect to the outstanding shares of capital stock of the Company) subject to the Purchase Option on September 1, 2001. The death of the Employee and a Change in Control shall be deemed to constitute events resulting in the cessation of continuous employment of the Employee for purposes of this Section 6. In the event of the death of the Employee or a Change in Control prior to any other Termination Date, the Purchase Option shall lapse and no longer be exercisable as to 50% of the shares of Stock which remain subject to the Purchase Option as of the date of Employee's death or the Change in Control, as the case may be; PROVIDED, HOWEVER, upon a Change in Control, in the event that the Employee is not offered a position to remain with the Company (or the successor thereto) at a level of responsibility (with respect to the business conducted by the Company) and compensation that is equivalent to or greater than the level of responsibility and compensation of Employee with the Company immediately prior to the Change in Control, the Purchase Option shall fully lapse and shall no longer be exercisable as to the remainder of the shares of Stock which remain subject to the Purchase Option as of the date of the Change in Control.

            c. The Purchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered to Employee within sixty (60) days of the Termination Date. The purchase price for the shares of Stock which are subject to the Purchase Option, which shall be specified in the written notice of the Company to Employee,


                                       6.

shall be the original purchase price for such shares of Stock; provided, however, that the Purchase Option shall continue for a period of up to one year from the Termination Date to the extent that the Company reasonably determines that such an extension of time is necessary to prevent the repurchase of Employee's shares of Stock from causing other capital stock of the Company to not qualify as "small business stock" under Section 1202 of the Internal Revenue Code of 1986, as amended.

            d. In the event the Company does not deliver written notice of its election to exercise the Purchase Option within sixty (60) days following the Termination Date or such one (1) year period provided above, the Company shall be deemed to have declined to exercise the Purchase Option and the Purchase Option shall expire as to all shares of Stock subject to the Purchase Option as of the Termination Date.

            e. Subject to the terms of this Section 6, Employee shall have all the rights of a stockholder with respect to the shares of Stock which are subject to the Purchase Option, including without limitation the right to vote the shares of Stock and receive any cash dividends declared thereon.

            f. In the event of any stock splits, combinations, recapitalizations and the like with respect to the outstanding shares of capital stock of the Company, the number of shares subject to the Purchase Option and the purchase price shall be accordingly adjusted. In addition, if at any time or from time to time, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or
(ii) any consolidation, merger or sale of all, or substantially all, of the assets of the Company, 80% of any and all new, substituted or additional securities or other property (the "New Securities") to which Employee is entitled by reason of his ownership of the Stock shall be subject to the Purchase Option; provided, however, in accordance with the "lapse of repurchase rights" principles and schedule provided for in subsection (b) above, (i) a pro-rata portion of such New Securities shall not become subject to the Purchase Option based on the proportion which the number of shares of Stock with respect to which the Purchase Option has already lapsed bears to the number of New Securities distributed, and (ii) repurchase rights with respect to any such New Securities shall lapse on a pro-rata basis in accordance with the principles and schedule set forth in subsection (b) above.

            g. The Employee agrees and acknowledges that certificates representing up to 800,000 shares of Stock of the Company owned by the Employee which are subject to the provisions of this Section 6 shall have endorsed thereon the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN EMPLOYMENT AGREEMENT WHICH INCLUDES THE RIGHT OF THE CORPORATION TO REPURCHASE THESE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                                       7.

         7. ELIGIBILITY FOR SEVERANCE BENEFITS.

            a. GENERAL RULE. Except as otherwise provided in this Agreement, should the employment of the Employee be terminated Without Cause, the Employee shall be entitled to the severance benefits as set forth in Section 8.

            b. DEATH OR DISABILITY. If the Employee dies after he has ceased to be an Employee but prior to receiving full payment of his severance benefits as provided in Section 8(a)(1), (2) or (3), if any, the portion of the severance benefits that remains to be paid shall be paid to the surviving spouse of the Employee, or, if there is no surviving spouse, to the Employee's estate.

         8. TERMINATION OF EMPLOYMENT.

            a. The Company may terminate Employee's employment under this Agreement at any time, for any reason, with or Without Cause by giving written notice of its intent to terminate the employment (a "Termination"). Upon Termination Without Cause, the Employee shall be entitled to the following severance benefits:

               (i) Should the Employee be terminated Without Cause prior to August 13, 1998, the Company will thereafter pay to Employee six (6) months' base salary and the Company shall continue to provide to Employee all benefits which Employee is receiving prior to such termination for a period of six (6) months after such termination. In addition, upon the Termination of Employee Without Cause prior to August 13, 1998, (x) the number of vested Options which are at such time immediately exercisable shall be increased to the aggregate number of vested Options which would be immediately exercisable six (6) months following the date of such Termination Without Cause and (y) the number of shares of Stock as to which the Purchase Option shall have lapsed as of the date of such Termination Without Cause shall be increased to the aggregate number of shares of Stock as to which the Purchase Option would otherwise have lapsed as of the first day of the month subsequent to the date which is six (6) months following the date of such Termination Without Cause (the number of vested Options shall include Options that, had Employee not been terminated, would otherwise have vested on the Company's achievement during such six (6) -month period [or after such six (6) -month period if the Company shall have unreasonably from a corporate business perspective or in bad faith delayed such achievement until after the end of such six (6) -month period] of any milestone(s) (as described in Section 4) in which Employee substantially participated prior to his termination; subject to the preceding clause, the number of shares of Stock as to which the Purchase Option shall lapse and the number of vested Options that are

                                       8.

                    exercisable shall be based solely upon the passage of time through the end of such six (6) -month period).

               (ii) Should the Employee be terminated Without Cause after August
                    13, 1998 and prior to August 13, 1999, the Company will thereafter pay to Employee nine (9) months base salary and the Company shall continue to provide to Employee all benefits which Employee is receiving prior to such termination for a period of nine (9) months after such termination. In addition, upon the Termination of Employee Without Cause after August 13, 1998 and prior to August 13, 1999, (x) the number of vested Options which are at such time immediately exercisable shall be increased to the aggregate number of vested Options which would be immediately exercisable nine (9) months following the date of such Termination Without Cause and (y) the number of shares of Stock as to which the Purchase Option shall have lapsed as of the date of such Termination Without Cause shall be increased to the aggregate number of shares of Stock as to which the Purchase Option would otherwise have lapsed as of the first day of the month subsequent to the date which is nine (9) months following the date of such Termination Without Cause (the number of vested Options shall include Options that, had Employee not been terminated, would otherwise have vested on the Company's achievement during such nine (9) -month period [or after such nine (9) -month period if the Company shall have unreasonably from a corporate business perspective or in bad faith delayed such achievement until after the end of such nine (9) -month period] of any milestone(s) (as described in Section 4) in which Employee substantially participated prior to his termination; subject to the preceding clause, the number of shares of Stock as to which the Purchase Option shall lapse and the number of vested Options that are exercisable shall be based solely upon the passage of time through the end of such nine (9) -month period).

              (iii) Should the Employee be terminated Without Cause at any time after August 13, 1999, the Company will thereafter pay to Employee twelve (12) months base salary and the Company shall continue to provide to Employee all benefits which Employee is receiving prior to such termination for a period of twelve (12) months after such termination. In addition, upon the Termination of Employee Without Cause at any time after August 13, 1999, (x) the number of vested Options which are at such time immediately exercisable shall be increased to the aggregate number of vested Options which would be immediately exercisable twelve (12) months following the date of such Termination Without Cause and (y) the number of shares of Stock as to which the Purchase Option shall have lapsed as of the date of such Termination Without Cause


                                       9.

                    shall be increased to the aggregate number of shares of Stock as to which the Purchase Option would otherwise have lapsed as of the first day of the month subsequent to the date which is twelve (12) months following the date of such Termination Without Cause (the number of vested Options shall include Options that, had Employee not been terminated, would otherwise have vested on the Company's achievement during such twelve (12) -month period [or after such twelve (12) -month period if the Company shall have unreasonably from a corporate business perspective or in bad faith delayed such achievement until after the end of such twelve (12) -month period] of any milestone(s) (as described in Section 4) in which Employee substantially participated prior to his termination; subject to the preceding clause, the number of shares of Stock as to which the Purchase Option shall lapse and the number of vested Options that are exercisable shall be based solely upon the passage of time through the end of such twelve (12) -month period).

            b. The Employee shall not be entitled to receive severance benefits during any period in which he remains an employee of the Company. The Employee may elect to have his severance benefits paid in one of the following ways:

               (i) A single lump sum distribution paid upon, or as soon as reasonably practicable after the Termination of his employment; or

              (ii) A deferred lump sum distribution paid in January of the year following the year his employment terminates; or

             (iii) Two installments, which do not have to be of equal amounts, with the first paid upon, or as soon as reasonably practicable after, the Termination of his employment and the second paid in January of the year following the year his employment terminates.

         Election of one of the above methods is accomplished by providing written notice to the Company of such election within fifteen calendar days of the Employee's Termination. If no election is made within that period, the severance benefits will automatically be paid pursuant to Section 8(b)(i). Without regard to the payment method elected, no interest shall accrue or be paid with respect to the amount of the Employee's severance benefits.

         Except for any payments for earned salary, accrued but unused and unexpired vacation, 401(k) Plan distributions, and the above mentioned severance benefits, if applicable, neither party will be obligated to pay the other any payment as a result of, or in connection with, the Termination of Employee's employment with the Company (including but not limited to any salary or benefits following the date of Termination).

         Notwithstanding any other provision of this Section 8, with regard to severance payments in respect of salary, the Company shall not be obligated to pay Employee more than one-half

                                      10.

(1/2) of such amount in a lump sum upon, or as soon as reasonably practicable after the Termination of his employment and the remainder shall be paid in equal pro rata monthly installments over the applicable six (6), nine (9) or twelve
(12) month severance period.

         9. MISCELLANEOUS.

            a. GOVERNING LAW. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of California.

            b. ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in any of the following California counties -Santa Clara, San Mateo, San Francisco, Alameda or Contra Costa - and in accordance with the rules of the American Arbitration Association, by one (1) arbitrator appointed in accordance with such rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

            c. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, each party shall bear its own legal fees and expenses. Notwithstanding the foregoing, in the event of a finding by any properly appointed arbitrator or a court having jurisdiction over such matter that any party initiating an action under this Agreement failed to have a reasonable prospect of prevailing on its claim, the arbitrator or court shall have discretion to award the prevailing party attorneys' fees and costs incurred by it with respect to such claim or action. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

            d. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

            e. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of the above shall be held to be invalid or unenforceable, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

            f. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

            g. ENTIRE AGREEMENT. This Agreement, along with any other Agreements set forth herein, including without limitation, the Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties with respect to the employment of Employee.

                                      11.

         If you have any questions, please do not hesitate to call me at (650) 854-7691.


                               Very truly yours,

                               BIOMEDICINES, INC.


                               By:
                                  ------------------------------------
                                  Chairman of the Board of Directors


AGREED TO AND ACCEPTED BY:



--------------------------------
S. Mark Moran, M.D.
Employee



                                      12.